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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-19267 pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan (formerly the Alco Standard Corporation Retirement Savings Plan) of our report dated May 16, 1997, with respect to the financial statements and schedules of the IKON Office Solutions, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 25, 1997